Exhibit 7(b)






                                   May 1, 2002



Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604

                  Re:      NATIONAL VARIABLE LIFE INSURANCE ACCOUNT


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 333-44723). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND, ASBILL & BRENNAN  LLP



                                            By: /S/ STEPHEN E. ROTH
                                               ---------------------------------
                                                  Stephen E. Roth









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